EXHIBIT 10.17


                                  SCHEDULE "A"


The Warrant and the securities issuable upon exercise of this Warrant (the "Securities") have not been registered under the United States Securities Act of 1933, as amended (the "US Securities Act") or under any state securities or Blue Sky laws ("Blue Sky Laws"). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities or any interest therein may be made except (a) pursuant to an effective registration statement under the US Securities Act and any applicable Blue Sky Laws or (b) if the Corporation has been furnished with both an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Corporation, to the effect that no registration is required because of the availability of an exemption from registration under the US Securities Act and applicable Blue Sky Laws, and assurances that the transfer, sale, assignment, pledge, hypothecation or other disposition will be made only in compliance with the conditions of any such registration or exemption.

               WARRANT TO PURCHASE COMMON SHARES IN THE CAPITAL OF
                                 ZIM CORPORATION
            (amalgamated under the Canada Business Corporations Act)

Warrant No. 2006-__                                              Ottawa, Ontario
                                                                 June 30, 2006

     This certifies that, for value received, _________________________ (the "Holder") is entitled to purchase from ZIM Corporation (the "Corporation"), up to _________________________ (______) fully paid and non-assessable common shares in the capital of the Corporation ("Common Shares") at an exercise price of US$____ per share (the "Exercise Price") subject to adjustment as herein provided. This Warrant may be exercised by the Holder at any time on or before 12:00 a.m. (Ottawa, Ontario time) on September 30, 2007 (the "Expiry Date") after which Expiry Date all rights under this Warrant shall terminate and be of no further force and/or effect.

     This Warrant is subject to the following provisions, terms and conditions:

     1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Common Share), to purchase Common Shares at any time prior to the Expiry Date, by the surrender of this Warrant (properly endorsed, if required) at the Corporation's principal office in Ottawa, Ontario, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation at any time within the period above named, and upon payment to the Corporation by certified cheque, cashier's check, bank draft, wire transfer or cash of the Exercise Price for the number of Common Shares desired to be purchased thereby. The Corporation agrees that any Common Shares so purchased shall have been and are hereby deemed to be issued to the Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment shall have been made of the Exercise Price for such Common Shares (the "Exercise Date"). Certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the Exercise Date and, unless this Warrant shall have been fully exercised or expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Corporation may require that any such new Warrant or any certificate for Common Shares purchased upon the exercise hereof shall bear legends substantially similar to those contained on the face of this Warrant.

     2. No Transfer. This Warrant is non-transferable.

     3. Certain Covenants of the Corporation. The Corporation covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Common Shares so purchased, will be duly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved, free of preemptive or other rights, for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Exercise Price and Number of Common Shares. The Exercise Price and number of Common Shares which may be purchased pursuant to the rights represented by this Warrant are subject to the following adjustments:

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          (a) Adjustment of Exercise Price for Stock Dividend, Stock Split or
Stock Combination. In the event that (i) any dividends on any class of shares of the Corporation payable in Common Shares or securities convertible into or exercisable for Common Shares ("Common Share Equivalents") shall be paid by the Corporation, (ii) the Corporation shall subdivide its then outstanding Common Shares into a greater number of shares, or (iii) the Corporation shall combine its outstanding Common Shares, by reclassification or otherwise, then, in each such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of Common Shares outstanding immediately prior to such event, multiplied by the then existing Exercise Price by (B) the total number of Common Shares outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price then in effect, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than 1% of the Exercise Price then in effect.

          (b) Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section 4, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of Common Shares, calculated to the nearest full share, obtained by multiplying the number of Common Shares specified in this Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (c) Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Common Shares purchasable upon the exercise of the Warrant, then, and in each such case, the Corporation shall, as soon as practicable (and in any event within seven days) after the occurrence of any event which requires an adjustment pursuant to this Section 4, give written notice thereof to the Holder at its address as shown on the books of the Corporation, which notice shall state the adjusted Exercise Price and the increased or decreased number of Common Shares purchasable upon the exercise of this Warrant, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (d) Effect of Reorganization, Reclassification, Merger, etc. If at any time while this Warrant is outstanding there should be (i) any capital reorganization of the Corporation (other than the issuance of any Common Shares in subdivision of outstanding Common Shares by reclassification or otherwise and other than a combination of shares provided for in Section 4(a) hereof), (ii) any consolidation or merger of the Corporation with another corporation, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Shares shall be entitled to receive cash, shares, securities, or assets with respect to or in exchange for Common Shares or (iii) any dividend or any other distribution upon any class of shares of the Corporation payable in shares of the Corporation of a different class, other securities of the Corporation, or other property of the Corporation (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares or other securities or property of the Corporation, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been fully exercised immediately prior to such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution, as the case may be. In any such case, appropriate adjustments (as determined by the board of directors of the Corporation at its sole discretion) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Common Shares issuable upon the exercise of the Warrant) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of this Warrant as if this Warrant had been fully exercised immediately prior to such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution, as the case may be, and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Corporation shall not effect any such capital reorganization, consolidation, merger, sale, conveyance, lease or other transfer, or dividend payment or other distribution unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the Holder such shares, securities, cash or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

     5. No Rights as Shareholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a shareholder of the Corporation.

     6. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.


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     7. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

     8. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or faxed and confirmed to the Holder at its address set forth on the records of the Corporation; or if sent to the Corporation shall be mailed, delivered, or telecopied and confirmed to the head office of the Corporation, or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

     9. Restrictions on Transfer. Neither this Warrant nor the Common Shares issuable on exercise of this Warrant have been registered under the U.S. Securities Act of 1933, as amended, or any other applicable securities laws (collectively, the "Acts"). Neither this Warrant nor the Common Shares purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Shares purchasable hereunder, as applicable, under the Acts or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. In addition, neither this Warrant nor any of the rights accruing hereunder may be sold, transferred, pledged or hypothecated. Each certificate evidencing Common Shares purchased hereunder shall bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions

     10. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     IN WITNESS WHEREOF, ZIM Corporation has caused this Warrant to be signed by its duly authorized officer in the date set forth above.


                                                      ZIM CORPORATION


                                            Signed:   /s/ Jennifer North
                                                      --------------------------

                                            Name:     Jennifer North
                                                      --------------------------

                                            Title:    Chief Financial Officer
                                                      --------------------------